Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-193658 and 333-207638) and Registration Statement on Form S-3 (File No. 333-214928) of First Foundation, Inc. and Subsidiaries (the Company) of our reports dated March 15, 2017, with respect to the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of the Company.  Our report refers to the Company’s adoption of FASB Accounts Standards Update (ASU) No. 2016-09 Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

/s/Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

March 15, 2017